UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 4, 2014

Date of Report (Date of earliest event reported)

Actuate Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-24607	94-3193197
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

951 Mariners Island Boulevard

San Mateo, California 94404

(Address of principal executive offices)(Zip Code)

(650) 645-3000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On December 5, 2014, Actuate Corporation (the “Company”), Open Text Corporation, a Canadian corporation (“Parent”), and Asteroid Acquisition Corporation, a Delaware corporation wholly owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (“Merger Agreement”). Pursuant to the Merger Agreement, Parent has agreed to commence promptly a cash tender offer (the “Offer”) to acquire all of the shares of the Company’s common stock for a purchase price of $6.60 per share (the “Offer Price”), net to the seller in cash, without interest, on the terms and subject to the conditions set forth in the Merger Agreement. Promptly following the consummation of the Offer, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. In the Merger, each outstanding share of the Company’s common stock will be converted into the right to receive the Offer Price.

The consummation of the Offer will be conditioned on (i) at least a majority of the shares of the Company’s outstanding common stock having been validly tendered into and not withdrawn from the Offer prior to the expiration date of the Offer, (ii) receipt of certain regulatory approvals, including expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the accuracy of the representations and warranties, and compliance with the covenants, of the Company contained in the Merger Agreement, subject to qualifications, and (iv) other customary conditions. The Merger will be effected pursuant to Section 251(h) of the Delaware General Corporation Law, without any stockholder vote being required.

In connection with the transactions contemplated by the Merger Agreement, all Company stock options, whether vested or unvested, that are outstanding at the effective time of the Merger will be cancelled and converted into the right to receive an amount in cash equal to the product of (i) the aggregate number of shares of Company common stock subject to such options and (ii) the excess, if any, of the Offer Price over the per share exercise price under such options.

All of the Company’s restricted stock units that are subject only to time-based vesting (“Time-Vested RSUs”) that are unvested at the effective time of the Merger, other than those held by non-employee directors, will be cancelled and converted into an unvested right to receive an amount in cash equal to the Offer Price for each share of the Company’s common stock subject to such award, with such cash right remaining subject to the same time-based vesting and settlement schedules and terms that applied with respect to such Time-Vested RSUs immediately prior to the effective time of the Merger under the award agreement applicable to such Time-Vested RSUs. Any portion of the unvested cash that has not vested and has not been forfeited as of the first anniversary of the effective time of the Merger will immediately vest in full on such date. All restricted stock units held by non-employee directors, whether vested or unvested, will be cancelled and converted into the right to receive an amount in cash equal to the Offer Price for each share of the Company’s common stock subject to such award. Each performance-vested restricted stock unit that remained subject to any performance conditions as of the date of the Merger Agreement will be cancelled without any consideration being payable in respect thereof.

The Merger Agreement contains customary representations, warranties and covenants of the parties. The Company has agreed to operate its business in the ordinary course, and has also agreed to refrain from engaging in certain activities. In addition, under the terms of the Merger Agreement, the Company has agreed not to solicit or support any alternative acquisition proposals, subject to customary exceptions for the Company to respond to and support unsolicited proposals in the exercise of the fiduciary duties of the Board of Directors of the Company. The Company will be obligated to pay a termination fee of $11.75 million to Parent in certain circumstances.

The Board of Directors of the Company has unanimously resolved to recommend that the Company’s stockholders accept the tender offer, tender their shares of the Company’s common stock to Merger Sub in the tender offer.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or Merger Sub. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by the Company to the Parent in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company, Parent, and Merger Sub, rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about the Company, Parent, or Merger Sub. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or the Parent. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Tender Agreement

In connection with the Offer and Merger, Peter I. Cittadini, the Company’s President and Chief Executive Officer and member of the Board of the Directors of the Company, and Arthur C. Patterson, a member of the Board of the Directors of the Company, have entered into a Tender and Voting Agreement agreeing to, among other things, tender all the shares beneficially owned by them pursuant to the Offer and to vote against any Acquisition Proposal (as defined in the Merger Agreement) or any merger, consolidation or other combination involving the Company, other than the Merger, unless the Merger Agreement is terminated. The Tender and Voting Agreement will terminate upon the termination of the Merger Agreement.

The foregoing descriptions of the Tender and Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Tender and Voting Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Rights Agreement Amendment

Prior to the execution of the Merger Agreement, on December 4, 2014, the Company and Computershare Trust Company, N.A., as rights agent, entered into an amendment (“Rights Agreement Amendment”) to the Rights Agreement, dated as of June 18, 2014 (the “Rights Agreement”). The Amendment provides that the approval, execution, delivery or performance of the Merger Agreement or the Tender Agreement, the consummation of the Merger or the other transactions contemplated therein, or the announcement of the foregoing, will not trigger the rights issued under the Rights Agreement and further provides that the Rights Agreement will expire immediately prior to the consummation of the Merger.

The foregoing description of the Rights Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement Amendment, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment to Change in Control Agreements

The Company previously entered into letter agreements with each of its named executive officers on July 24, 2014 to provide for certain severance benefits in connection with a change in control of the Company (the “Change in Control Agreements”). In connection with the Merger, on December 5, 2014, the Company entered into an Amendment to Letter Agreement (the “CIC Amendments”), which amends the Change in Control Agreements, effective as of and contingent upon the consummation of the Merger, with each of Peter I. Cittadini, the Company’s Chief Executive Officer and President, and Daniel A. Gaudreau, the Company’s Senior Vice President Operations and Chief Financial Officer.

Each of Mr. Cittadini’s and Mr. Gaudreau’s CIC Amendments provides that at, and subject to the occurrence of, the consummation of the Merger, each of Mr. Cittadini and Mr. Gaudreau shall be deemed to have an Involuntary Termination (as such term is defined in the Change in Control Agreements) for all purposes under the Change in Control Agreement without any requirement for either Mr. Cittadini and Mr. Gaudreau to provide notice to the Company and regardless of whether Mr. Cittadini’s or Mr. Gaudreau’s employment with the Company is actually terminated at such time); provided, that Mr. Cittadini or Mr. Gaudreau will not receive continued health care coverage under the Change in Control Agreements until the date he actually terminates employment with the Company or its affiliates (for any reason). As a result of such CIC Amendment, Mr. Cittadini and Mr. Gaudreau will be entitled to receive, upon the consummation of the Merger, 100% acceleration of all outstanding unvested equity awards held by Mr. Cittadini or Mr. Gaudreau immediately prior to the consummation of the Merger (except for all performance-vested restricted stock units that remained subject to any performance conditions as of the date of the Merger Agreement since these awards were waived pursuant to the CIC Amendments) and a lump-sum cash severance payment equal to one and one half times the sum of his Base Salary and Average Bonus (as each term is defined in the Change in Control Agreements).

The foregoing descriptions of the CIC Amendments do not purport to be complete and is qualified in its entirety by reference to the CIC Amendments for each of Mr. Cittadini and Mr. Gaudreau, which are attached as Exhibits 10.2, and 10.3, respectively to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.03	Material Modification to Rights of Securities Holders.

To the extent applicable, the information set forth under Item 1.01 with respect to the Rights Agreement Amendment is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

To the extent applicable, the information set forth under Item 1.01 with respect to the CIC Amendments is incorporated herein by reference.

Item 8.01	Other Events.

On December 5, 2014, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Additional Information and Where to Find It

This communication is neither an offer to purchase nor a solicitation of an offer to sell securities. The tender offer for the outstanding shares of the Company’s common stock described in this Current Report on Form 8-K has not commenced. At the time the Offer is commenced, Parent and Merger Sub will file a Tender Offer Statement on Schedule TO with the U.S. Securities and Exchange Commission (“SEC”), and the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC. The Tender Offer Statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the Solicitation/Recommendation Statement will contain important information that should be read carefully before any decision is made with respect to the Offer. Those materials and all other documents filed by the Company or Parent or Merger Sub with the SEC will be available at no charge on the SEC’s web site at www.sec.gov. The Tender Offer Statement on Schedule TO and related materials may be obtained for free by directing requests to ir@actuate.com. The Schedule 14D-9 Solicitation/Recommendation Statement and such other documents may be obtained for free by directing such requests to ir@actuate.com.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 5, 2014, between Actuate Corporation, Open Text Corporation and Asteroid Acquisition Corporation.

4.1	First Amendment to Rights Agreement, dated as of December 4, 2014, by and between Actuate Corporation and Computershare Trust Company, N.A., as Rights Agent.

10.1	Tender and Voting Agreement, dated as of December 5, 2014, by and among Open Text Corporation, Asteroid Acquisition Corporation, and each Stockholder listed on Annex I therein.

10.2	Amendment to Letter Agreement, dated December 5, 2014, by and between Actuate Corporation and Peter I. Cittadini.

10.3	Amendment to Letter Agreement, dated as of December 5, 2014, by and between Actuate Corporation and Daniel A. Gaudreau.

99.1	Press release, dated December 5, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Actuate Corporation

Date: December 5, 2014	By:	/s/ Peter I. Cittadini
	Name:	Peter I. Cittadini
	Title:	President and Chief Executive Officer

INDEX TO EXHIBITS

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 5, 2014, between Actuate Corporation, Open Text Corporation and Asteroid Acquisition Corporation.

4.1	First Amendment to Rights Agreement, dated as of December 4, 2014, by and between Actuate Corporation and Computershare Trust Company, N.A., as Rights Agent.

10.1	Tender and Voting Agreement, dated as of December 5, 2014, by and among Open Text Corporation, Asteroid Acquisition Corporation, and each Stockholder listed on Annex I therein.

10.2	Amendment to Letter Agreement, dated December 5, 2014, by and between Actuate Corporation and Peter I. Cittadini.

10.3	Amendment to Letter Agreement, dated as of December 5, 2014, by and between Actuate Corporation and Daniel A. Gaudreau.

99.1	Press release, dated December 5, 2014.